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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to the references to our Firm) included in or made a part of this registration statement.

                                                             ARTHUR ANDERSEN LLP

San Francisco, California
October 7, 1997